UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2022

Summit Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	37-1979717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617-514-7149

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective on May 31, 2022, the board of directors (the “Board”) of Summit Therapeutics Inc. (the “Company”) appointed Ankur Dhingra to serve as Chief Financial Officer and Principal Accounting Officer of the Company. Mr. Dhingra will replace Robert W. Duggan, who was acting as the Company’s interim principal financial officer since the departure of Michael Donaldson as Chief Financial Officer on July 2, 2021. Mr. Duggan will remain in his position as Chief Executive Officer.

In connection with Mr. Dhingra’s appointment, he: (i) will receive annual base compensation of $450,000; (ii) will be eligible to receive a performance bonus in an amount up to 50% of his annual base compensation; and (iii) was granted a non-qualified option to purchase up to 600,000 shares of the Company’s common stock, par value $0.01 per share, at a strike price equal to the closing sale price on the date of grant, which options shall have a ten-year term and shall vest in four equal annual installments with the first such installment occurring on May 31, 2023 (the one-year anniversary of the grant date), subject to the terms and conditions of the applicable grant agreement. At this time, the Company does not have any written employment agreements or other formal compensation agreements with Mr. Dhingra.

Mr. Dhingra, age 46, served as Chief Financial Officer at CareDx, a company focused on transplant patient journey, from March 25, 2021 through May 25, 2022. In his role at CareDx, Mr. Dhingra was responsible for finance, information technology and market access functions. Prior to CareDx, Mr. Dhingra spent 18 years at Agilent Technologies (“Agilent”) in various finance and business management roles. From January 2019 through March 2021, he was Vice President of Investor Relations and prior to that, Mr. Dhingra served as Group CFO for Agilent’s Life Sciences and Applied Markets business. Mr. Dhingra has demonstrated a track record of success scaling businesses by executing and influencing growth-oriented business strategies, expanding margins and deploying M&A policies. He has extensive experience managing global teams of finance and accounting professionals.

There is no arrangement or understanding between Mr. Dhingra and any other person pursuant to which he was appointed as an officer of the Company. There are no family relationships between Mr. Dhingra and any director or executive officer of the Company. Mr. Dhingra does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release related to the matters set forth herein is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: June 1, 2022	By:	/s/ Robert William Duggan
Chief Executive Officer and Executive Chairman